Exhibit 99.1

Aldagen, Inc.

(A Development Stage Company)

Financial Statements

Years Ended December 31, 2011 and 2010

and Period From March 3, 2000 (Inception) Through December 31, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Aldagen, Inc.

We have audited the accompanying balance sheets of Aldagen, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldagen, Inc. (a development stage company) at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters also are described in Note 1. The December 31, 2011 and 2010 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 13, 2012

1

Aldagen, Inc.

(A Development Stage Company)

Balance Sheets

	December 31
	2011	2010
Assets
Current assets:
Cash and cash equivalents, including $16,043 and $16,009 of restricted cash as of December 31, 2011 and 2010, respectively	$161,612	$3,090,732
Accounts receivable	120,619	113,460
Other receivables	–	244,863
Prepaid expenses and other assets	72,593	398,743
Inventories, net	51,206	59,779
Total current assets	406,030	3,907,577

Property and equipment, net	807,952	1,167,774
Other assets	9,256	9,256
Total assets	$1,223,238	$5,084,607

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$308,105	$382,982
Accrued expenses	100,523	159,254
Deferred rent	123,059	188,114
Capital lease obligations, current portion	4,281	15,872
Convertible promissory notes	12,265,483	8,052,074
Notes payable	–	21,718
Total current liabilities	12,801,451	8,820,014

Preferred stock warrant liability	511,224	1,758,551
Capital lease obligations, less current portion	–	5,375
Total liabilities	13,312,675	10,583,940

Commitments and contingencies

Junior Preferred redeemable convertible preferred stock, $0.001 par value; 14,963,785 shares authorized, 14,519,926 shares issued and outstanding at December 31, 2011 and 2010 aggregate liquidation value of $14,519,926 at December 31, 2011 and 2010	13,527,821	12,492,419

Series C redeemable convertible preferred stock, $0.001 par value; 26,069,584 shares authorized, 24,742,979 shares issued and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $24,866,381 and $23,425,745 at December 31, 2011 and 2010, respectively	24,866,381	23,378,247

Series C-1 redeemable convertible preferred stock, $0.001 par value; 31,082,381 shares authorized, 17,636,655 issued, and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $23,818,667 and $22,349,745 at December 31, 2011 and 2010, respectively	23,818,667	22,339,392

Stockholders’ deficit:
Common stock, $0.001 par value; 93,407,305 shares authorized; 3,629,823 shares issued and outstanding at December 31, 2011 and 2010	3,630	3,630

Deficit accumulated during the development stage	(74,305,936)	(63,713,021)

Total stockholders’ deficit	(74,302,306)	(63,709,391)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,223,238	$5,084,607

See accompanying notes.

2

Aldagen, Inc.

(A Development Stage Company)

Statements of Operations

			Period From
			March 3, 2000
			(Inception) Through
	December 31		December 31,
	2011	2010	2011
Revenues:
Grant revenue	$–	$733,438	$842,923
Product sales, net	623,352	660,657	2,432,092
	623,352	1,394,095	3,275,015

Operating expenses:
Cost of product sales	187,117	229,325	854,104
Research and development	3,989,081	5,857,615	43,125,085
Selling, general, and administrative	1,885,677	3,686,550	20,135,382

Total operating expenses	6,061,875	9,773,490	64,114,571

Loss from operations	(5,438,523)	(8,379,395)	(60,839,556)

Other income (expense):
Interest expense, net	(2,819,549)	(2,579,581)	(9,911,782)
Other income, net	1,462,508	1,242,962	1,891,857

Total other income (expense)	(1,357,041)	(1,336,619)	(8,019,925)

Loss before income tax benefit	(6,795,564)	(9,716,014)	(68,859,481)
Income tax benefit	–	–	43,732
Loss before cumulative effect of change in accounting principle	(6,795,564)	(9,716,014)	(68,815,749)
Cumulative effect of change in accounting principle	–	–	(1,469,856)

Net loss	(6,795,564)	(9,716,014)	(70,285,605)

Accretion of redeemable convertible preferred stock	(4,002,811)	(4,003,265)	(22,978,714)
Gain on exchange of redeemable convertible preferred stock	–	–	14,517,817
Beneficial conversion feature	–	–	(966,711)

Net loss attributable to common stockholders	$(10,798,375)	$(13,719,279)	$(79,713,213)

See accompanying notes.

3

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at March 3, 2000 (inception)	–	$–	–	$–	–	$–	–	$–	–	$–	–	$–	$–	$–	$–
Issuance of restricted common stock to founders at $0.001 per share for cash in April 2000	–	–	–	–	–	–	–	–	–	–	900,000	900	–	–	900
Issuance of common stock to consultants at $0.001 per share for services in April 2000	–	–	–	–	–	–	–	–	–	–	111,000	111	–	–	111
Issuance of common stock for technology and services at fair value	–	–	–	–	–	–	–	–	–	–	300,000	300	29,700	–	30,000
Issuance of restricted common stock to employees at $0.01 per share for cash in September 2000	–	–	–	–	–	–	–	–	–	–	600,000	600	5,400	–	6,000
Issuance of Series A redeemable convertible preferred stock for cash at $1.00 per share in October 2000, net of issuance costs of $24,971	3,000,000	2,975,029	–	–	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	5,000	–	5,000
Accretion of redeemable convertible preferred stock	–	48,657	–	–	–	–	–	–	–	–	–	–	(40,100)	(8,557)	(48,657)
Net loss from March 3, 2000 (inception) to December 31, 2000	–	–	–	–	–	–	–	–	–	–	–	–	–	(275,472)	(275,472)
Balance at December 31, 2000	3,000,000	3,023,686	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(284,029)	(282,118)
Issuance of Series A redeemable convertible preferred stock at $1.00 per share for cash in January and December 2001, net of issuance costs of $32,789	3,000,000	2,967,211	–	–	–	–	–	–	–	–	–	–	–	–	–
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	33,721	–	33,721
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	735	–	735
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	30,000	–	30,000
Accretion of redeemable convertible preferred stock	–	331,997	–	–	–	–	–	–	–	–	–	–	(64,456)	(267,541)	(331,997)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(1,988,196)	(1,988,196)
Balance at December 31, 2001	6,000,000	6,322,894	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(2,539,766)	(2,537,855)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Beneficial conversion feature of 2002 Bridge Notes	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	2,081	–	2,081
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	60,270	–	60,270
Accretion of redeemable convertible preferred stock	–	489,821	–	–	–	–	–	–	–	–	–	–	(317,351)	(172,470)	(489,821)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(3,572,625)	(3,572,625)
Balance at December 31, 2002	6,000,000	$6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)

4

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible		Junior		Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2002	6,000,000	6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	10,755	–	10,755
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in March 2003	–	–	761,833	761,833	–	–	–	–	–	–	–	–	–	–	–
Issuance of Series B redeemable convertible preferred stock in March and December 2003, net of issuance costs of $69,526	–	–	5,497,544	5,428,018	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	45,000	–	45,000
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	14,229	–	14,229
Accretion of redeemable convertible preferred stock	–	487,572	–	347,342	–	–	–	–	–	–	–	–	(69,984)	(764,930)	(834,914)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,505,763)	(4,505,763)
Balance at December 31, 2003	6,000,000	7,300,287	6,259,377	6,537,193	–	–	–	–	–	–	1,911,000	1,911	–	(11,555,554)	(11,553,643)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	8,010	–	8,010
Issuance of Series B redeemable convertible preferred stock in May, August and November 2004, net of issuance costs of $16,993	–	–	3,755,623	3,738,630	–	–	–	–	–	–	–	–	–	–	–
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	8,523	–	8,523
Accretion of redeemable convertible preferred stock	–	487,581	–	632,209	–	–	–	–	–	–	–	–	(16,533)	(1,103,257)	(1,119,790)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,654,695)	(4,654,695)
Balance at December 31, 2004	6,000,000	7,787,868	10,015,000	10,908,032	–	–	–	–	–	–	1,911,000	1,911	–	(17,313,506)	(17,311,595)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	1,282,271	–	1,282,271
Conversion of Series B redeemable convertible preferred stock into common stock in March 2005	–	–	(1,500,000)	(1,500,000)	–	–	–	–	–	–	1,500,000	1,500	1,498,500	–	1,500,000
Elimination of preferred stock dividends upon conversion to common stock	–	–	–	(169,685)	–	–	–	–	–	–	–	–	169,685	–	169,685
Establishment of FAS 150 preferred stock warrant liability	–	–	–	–	–	–	–	–	–	–	–	–	(1,282,271)	–	(1,282,271)
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	45,975	–	45,975
Accretion of redeemable convertible preferred stock	–	487,516	–	726,458	–	–	–	–	–	–	–	–	(1,213,974)	–	(1,213,974)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(7,134,005)	(7,134,005)
Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)

5

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	21,148	–	21,148
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in December 2006	–	–	–	–	–	–	5,951,801	4,331,720	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006, net of issuance costs of $127,386	–	–	–	–	–	–	9,131,243	6,518,333	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006 for consulting services at fair value	–	–	–	–	–	–	41,907	30,500	–	–	–	–	–	–	–
Exchange of Series A and B redeemable convertible preferred stock to Junior Preferred redeemable convertible stock in December 2006	(6,000,000)	(8,741,917)	(8,515,000)	(10,634,303)	14,515,000	8,302,580	–	–	–	–	–	–	–	–	–
Gain on redemption of certain preferred stock, warrants, and other securities	–	–	–	–	–	–	–	–	–	–	–	–	–	14,517,817	14,517,817
Accretion of redeemable convertible preferred stock	–	466,533	–	669,498	–	45,388	–	41,016	–	–	–	–	(521,334)	(701,101)	(1,222,435)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(5,776,177)	(5,776,177)
Balance at December 31, 2006	–	–	–	–	14,515,000	8,347,968	15,124,951	10,921,569	–	–	3,411,000	3,411	–	(16,406,972)	(16,403,561)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	93,471		93,471
Issuance of common stock in July and August 2007 upon exercise of stock options at $0.20 per share for cash	–	–	–	–	–	–	–	–	–	–	208,747	209	41,540	–	41,749
Issuance of Series C redeemable convertible preferred stock in September 2007, net of issuance costs of $95,705	–	–	–	–	–	–	9,618,028	6,904,296	–	–	–	–	–	–	–
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,084,018	–	–	–	–	(135,011)	(1,984,410)	(2,119,421)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,701,446)	(6,701,446)
Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)

6

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	310,771	–	310,771
Issuance of Series C-1 redeemable convertible preferred stock in April 2008, net of issuance costs of $39,611									17,636,655	18,321,910
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,038,240	–	1,492,096	–	1,058,032	–	–	(310,771)	(3,277,597)	(3,588,368)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(10,179,446)	(10,179,446)
Balance at December 31, 2008	–	–	–	–	14,515,000	10,421,611	24,742,979	20,401,979	17,636,655	19,379,942	3,619,747	3,620	–	(38,549,871)	(38,546,251)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	337,834	–	337,834
Issuance of common stock in November 2009 upon exercise of stock options at an average price of $0.49 per share for cash											5,076	5	2,463		2,468
Beneficial conversion feature on issuance of convertible promissory notes													839,211		839,211
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,488,133	–	1,479,725	–	–	(1,179,508)	(2,823,753)	(4,003,261)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(8,986,202)	(8,986,202)
Balance at December 31, 2009	–	–	–	–	14,515,000	11,457,014	24,742,979	21,890,112	17,636,655	20,859,667	3,624,823	3,625	–	(50,359,826)	(50,356,201)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	365,089	–	365,089
Issuance of Junior Preferred	–	–	–	–	4,926	–	–	–	–	–	–	–	–	–	–
Issuance of common stock in February 2010 upon exercise of stock options at an average price of $.96 per share for cash	–	–	–	–	–	–	–	–	–	–	5,000	5	995	–	1,000
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,405	–	1,488,135	–	1,479,725	–	–	(366,084)	(3,637,181)	(4,003,265)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(9,716,014)	(9,716,014)
Balance at December 31, 2010	–	–	–	–	14,519,926	12,492,419	24,742,979	23,378,247	17,636,655	22,339,392	3,629,823	3,630	–	(63,713,021)	(63,709,391)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	205,460	–	205,460
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,402	–	1,488,134	–	1,479,275	–	–	(205,460)	(3,797,351)	(4,002,811)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,795,564)	(6,795,564)
Balance at December 31, 2011	–	$–	–	$–	14,519,926	$13,527,821	24,742,979	$24,866,381	17,636,655	$23,818,667	3,629,823	$3,630	$–	$(74,305,936)	$(74,302,306)

See accompanying notes.

7

Aldagen, Inc.

(A Development Stage Company)

Statements of Cash Flows

			Period From
			March 3, 2000
			(Inception) to
	Year Ended December 31		December 31,
	2011	2010	2011

Operating activities
Net loss	$(6,795,564)	$(9,716,014)	$(70,285,605)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	362,246	442,505	3,141,160
Loss on disposal of equipment	–	–	27,087
Noncash interest expense	2,819,549	2,546,246	9,421,931
Deferred offering expense	–	611,048	–
Write-down of inventories	17,986	–	74,399
Share-based compensation to consultants and employees	205,460	365,089	1,576,088
Stock issued for technology license	–	–	30,000
Change in value of preferred stock warrant liability including cumulative effect of change in accounting principle	(1,458,848)	(1,242,962)	(524,505)
Loss on debt extinguishment	–	–	111,080
Changes in operating assets and liabilities:
Accounts receivable	(7,159)	(33,690)	(120,619)
Prepaid expenses, other receivables, and other assets	571,013	(507,362)	(71,541)
Inventories	(9,413)	11,539	(125,605)
Accounts payable	(74,877)	75,857	308,105
Accrued expenses	(58,731)	(263,009)	100,523
Deferred rent	(65,055)	(63,483)	123,059

Net cash used in operating activities	(4,493,393)	(7,774,236)	(56,214,443)

Investing activities
Proceeds from sale of equipment	–	–	44,281
Purchase of property and equipment	(2,424)	(130,485)	(3,745,097)
Net cash used in investing activities	(2,424)	(130,485)	(3,700,816)

Financing activities
Proceeds from issuance of notes payable	1,605,381	–	18,218,623
Repayment of notes payable	(21,718)	(2,009,624)	(4,722,829)
Debt issuance cost	–	–	(53,603)
Payments on capital lease obligations	(16,966)	(15,298)	(270,974)
Proceeds from issuance of preferred stock, net of issuance costs	–	–	46,853,427
Proceeds from issuance of common stock	–	1,000	52,227
Net cash provided by (used in) financing activities	1,566,697	(2,023,922)	60,076,871

Net (decrease) increase in cash and cash equivalents	(2,929,120)	(9,928,643)	161,612
Cash and cash equivalents at beginning of period	3,090,732	13,019,375
Cash and cash equivalents at end of period	$161,612	$3,090,732	$161,612

Supplemental cash flow information
Cash paid for interest	$1,914	$86,664	$1,075,795
Noncash investing and financing activities:
Conversion of bridge notes and accrued interest	$–	$–	$5,093,533
Acquisition of property and equipment under capital leases	$–	$–	$275,254

See accompanying notes.

8

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2011

1. Description of Company and Basis of Presentation

Aldagen, Inc. (Aldagen or the Company) was incorporated in the State of Delaware on March 3, 2000, as Stemco Biomedical, Inc. and changed its name to Aldagen, Inc. in November 2005.

Aldagen is a biopharmaceutical company developing proprietary regenerative cell therapies that target significant unmet medical needs. The Company has developed a proprietary technology that allows it to isolate adult stem cells that express high levels of an enzyme known as aldehyde dehydrogenase, or ALDH, which the Company refers to as ALDH-bright, or ALDHbr, cells. The Company’s product candidates consist of specific populations of adult stem cells that it isolates using its proprietary technology. The Company operates as a single reportable segment.

The Company has participated in trials in an attempt to develop the following product candidates:

ALD-201 — To treat ischemic heart failure.

ALD-301 — To treat critical limb ischemia.

ALD-401 — Post-acute treatment of ischemic stroke.

Since inception, the Company has commercialized the following products:

ALDEFLUOR — An enzyme-based assay which detects stem and progenitor cells based on their high level of expression of ALDH. ALDEFLUOR has been sold since 2003 through a third-party distributor.

ALDECOUNT — An FDA-approved in vitro diagnostic use-product for the identification and enumeration of ALDHbr cells by flow cytometry. ALDECOUNT has been sold since 2004 through a third-party distributor.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, Development Stage Entities, states that an enterprise shall be considered to be in the development stage if either planned principal operations have not commenced or planned principal operations have commenced but there has been no significant revenue there from. The Company’s operations since inception have consisted primarily of organizing the Company, research and development of product technologies and securing financing. Product sales of ALDEFLUOR and ALDECOUNT were $623,352 and $660,657 for the years ended December 31, 2011 and 2010, respectively, and $2,432,092 from March 3, 2000 (inception) through December 31, 2011. Accordingly, the Company will remain a development stage company until such time as significant revenues have been generated from the sale of the Company’s product candidates or a significant collaboration is entered into with a third party.

9

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company has incurred losses since its inception and expects to incur substantial additional development costs. As a result, the Company will require substantial additional funds and will continue to seek private or public equity or debt financing, research funding and revenue or expense sharing from collaborative agreements to meet its capital requirements. If such funds are not available, management may need to reassess its business plans. Even if the Company does not have an immediate need for additional cash, it may seek access to the private or public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

The Company has had minimal revenues and has incurred a cumulative loss of $79,713,213 for the period March 3, 2000 (inception) to December 31, 2011. In addition, the Company had a working capital deficiency of $12,395,421 and stockholders’ deficiency of $74,302,306 at December, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that it will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

10

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and assumptions believed to be reasonable under the circumstances. Actual results could differ from the estimates and assumptions used.

Cash and Cash Equivalents

The Company invests its available cash balances in bank deposits and a money market account. The Company considers all highly liquid investments with an original maturity date of three months or less at the date of purchase to be cash equivalents.

The Company maintains a Certificate of Deposit account as security for its corporate credit card. The balance of this account is $16,043 and $16,009 as of December 31, 2011 and December 31, 2010, respectively, and is included in cash and cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, accounts receivable and other receivables. The Company’s cash is held primarily by one financial institution.

11

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company invests cash not currently used for operating purposes in a money market account. The Company is exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institution holding its cash and cash equivalents to the extent of amounts recorded on the balance sheets.

Accounts receivable consists of trade receivables from product sales. Other receivables result from landlord-reimbursable leasehold improvements and federal grants. As of December 31, 2011 and 2010, the Company’s wholesale distributor for ALDEFLUOR and ALDECOUNT accounted for 91% and 98%, respectively, of the Company’s trade accounts receivable. The Company’s credit policies include establishment of provisions for potential credit losses. Since inception, the Company has not experienced significant credit losses on its accounts receivable or other receivables. As of December 31, 2011 and 2010, no allowance for doubtful accounts was considered necessary by management.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, other receivables, accounts payable, notes payable, convertible promissory notes, capital leases and preferred stock warrants. The carrying amounts of cash and cash equivalents, accounts receivable, other receivables and accounts payable approximate their fair values due to the short-term nature of such instruments. The carrying amounts of borrowings under the Company’s debt facilities approximate their fair values as of December 31, 2011, based on the determination that the stated rates on such debt are consistent with current interest rates for similar borrowing arrangements available to the Company. The carrying amounts of preferred stock warrant liabilities are revalued and adjusted using the Black-Scholes valuation model at the end of each reporting period to reflect their fair values.

On January 1, 2008, the Company adopted ASC 820-10, Fair Value Measurements and Disclosures, as it applies to its financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Fair value is defined as the estimated exit price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, rather than an entry price representing the price paid to purchase an asset or received to assume a liability. ASC 820-10 emphasizes that fair value is market-based rather than entity-specific and that fair value is based upon assumptions market participants would use in pricing an asset or liability. ASC 820-10 establishes a fair value hierarchy that ranks the quality and reliability of information used to measure fair value based upon observable and unobservable inputs. The three broad levels of the hierarchy are described below:

12

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

As of December 31, 2011 and 2010, the Company measured its preferred stock warrant liability using significant unobservable prices that are based on little or no verifiable market data, which is Level 3 in the fair value hierarchy, resulting in fair value estimates of $511,224 and $1,758,551, respectively. In addition, the Company recorded $1,458,848 and $1,242,962 in other income as a result of the change in fair value of the preferred stock warrant liability for the years ended December 31, 2011 and 2010, respectively. No other financial assets and liabilities were carried at fair value as of December 31, 2011 and 2010.

On January 1, 2008, the Company also adopted ASC 825-10, Financial Instruments, which gives the Company the irrevocable option to carry most financial assets and liabilities at fair value, with changes in fair value recognized in earnings. The Company did not elect the fair value option permitted by ASC 825-10 for its financial assets and liabilities that had not been previously carried at fair value. Therefore, material financial assets and liabilities not carried at fair value, such as the Company’s short and long-term debt obligations and trade accounts receivable and payable, are still reported at their carrying values. However, the carrying amounts of these assets approximate their fair value as described above.

13

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the weighted-average method for all inventory transactions. The Company’s policy is to record a valuation allowance for inventory that has become obsolete, has a cost basis in excess of net realizable value or is in excess of forecasted demand. As of December 31, 2011 and 2010, the company had recorded an inventory valuation allowance of $17,986 and $0, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, usually three to seven years. The costs of leasehold improvements and equipment under capital leases that do not transfer ownership are amortized over the life of the lease or the useful economic life of the asset, whichever is shorter. Maintenance and repairs are expensed as incurred.

Long-Lived Assets

The Company periodically assesses the impairment of long-lived assets in accordance with ASC 360-10, Property, Plant, and Equipment. The Company reviews long-lived assets, including property and equipment, for impairment whenever changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Since inception, the Company has not recorded any such impairment.

Revenue Recognition

The Company recognizes revenue in accordance with the U.S. Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition (SAB 104). Grant revenues from cost-reimbursement contracts for research and development activities are recorded in the period in which the related costs are incurred. Grant revenues from fixed fee contracts are recorded using a proportional performance method based on the level of services provided. Direct costs associated with grant contracts are reported as incurred in research and development expense.

14

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

During 2002, the Company was awarded a government grant of $109,485 to fund research and development activities. All grant revenue was recognized during the years ended December 31, 2002 and 2003, and is reflected in grant revenue for the period from March 3, 2000 (inception) through December 31, 2011.

In October 2010, the Company was awarded a total of $733,438 in grants for three qualifying therapeutic discovery projects under the Patient Protection and Affordable Care Act. The grants are intended to assist in the advancement of three of Aldagen’s ongoing therapeutic projects:

•	Treatment of Ischemic Heart Disease Patients – No Revascularization Options – ALD 201

•	Treatment of Critical Limb Ischemia Patients – No Revascularization Options (CLI) ALD – 301

•	Treatment of Post Acute Ischemic Stroke Patients – ALD – 401

Each project was awarded approximately $244,479, the maximum amount awarded for any single project, based on qualifying expenses incurred by Aldagen during 2009 and 2010. The total amount awarded was recognized as grant revenue during 2010.

Revenues from product sales are recorded when all of the SAB 104 criteria are met, which typically occurs at the time of shipment of the product to customers, as title and risk of loss are transferred upon shipment. Revenues from product sales are recorded net of applicable distributor discounts.

In May 2005, the Company executed an exclusive distribution agreement under which the distributor sells ALDEFLUOR. Product revenues attributable to ALDEFLUOR for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $577,549, $616,817, and $2,267,904, respectively.

On July 21, 2011, the Company executed a license agreement with its exclusive distributor of ALDEFLOUR where the Company granted the distributor an exclusive, worldwide license to use and improve the ALDEFLOUR kits and its components in exchange for a quarterly royalty equal to 20% of the distributor’s net sales of ALDEFLOUR each quarter. The Company’s last sale of its existing ALDEFLOUR inventory occurred in December 2011 and an inventory reserve of $17,986 was recorded in December to reserve all remaining ALDEFLOUR inventory on-hand as of December 31, 2011. As of December 31, 2011, the Company has ceased the manufacturing and selling of ALDEFLOUR.

15

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company also sells ALDECOUNT through a distributor. Product revenues attributable to ALDECOUNT for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $45,803, $43,840, and $164,188, respectively.

Research and Development

The Company expenses research and development costs for its own research and development activities as incurred. Research and development costs include personnel-related expenses, patent expenses, allocations of research-related overhead costs for facilities, operational support and insurance, costs of manufacturing product candidates for clinical trial activities and costs paid to third parties to conduct clinical trials. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by the third parties, patient enrollment in clinical trials, administrative costs incurred by the third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the non-cancelable term of its operating lease and records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability. The Company also records landlord-funded lease incentives, such as reimbursable leasehold improvements, as a deferred rent liability, which is amortized as a reduction of rent expense over the non-cancelable term of its operating lease. The Company’s deferred rent liability as of December 31, 2011 and 2010 was $123,059 and $188,144, respectively.

16

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Share-Based Compensation

Prior to January 1, 2006, the Company accounted for employee share-based compensation arrangements using the intrinsic value method in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, share-based compensation for employees is based on the excess, if any, of the fair value of the Company’s common stock over the exercise price of a stock option on the date of the grant. Accordingly, prior to January 1, 2006, the Company did not recognize compensation cost for employee stock options, as all such options had an exercise price equal to at least the fair value of the underlying common stock on the date of the grant, as determined by the Company’s board of directors.

Effective January 1, 2006, the Company adopted the provisions of ASC 718-10, Compensation – Stock Compensation. Share-based awards, including stock options, are recorded at their fair value as of the grant date and recognized to expense on a straight-line basis over the employee’s requisite service period, which is generally the vesting period of the award. Share-based compensation expense is based on awards ultimately expected to vest, and therefore the recorded expense includes an estimate of future forfeitures. Forfeitures are to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company adopted the provisions of ASC 718-10 using the prospective transition method. Under this method, the provisions of ASC 718-10 apply to all awards granted or modified after January 1, 2006. Awards outstanding at January 1, 2006 continue to be accounted for using the accounting principles originally applied to the award.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC 505-50, Equity-Based Payments to Non-Employees, using a fair value approach. The Company values equity instruments, stock options and warrants granted to lenders and consultants using the Black-Scholes valuation model.

The measurement of nonemployee share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the term of the related financing or the period over which services are received. In connection with the issuance of share-based common stock awards to nonemployees, the Company recorded share-based compensation within stockholders’ deficit totaling $45,695, $66,236, and $111,931 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

17

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to nonemployees using the Black-Scholes valuation model during the year ended 2010. No stock options were granted to nonemployees during the year ended December 31, 2011.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	82.90%
Risk-free interest rate	2.70%
Expected life (in years)	6.08

Options issued to non-employees during the year ended December 31, 2010 have an exercise price equal to the greater of $0.955 per share or the IPO price per share, had the Company executed an underwriting agreement for an IPO on or before July 31, 2010. As an underwriting agreement for an IPO was not executed by July 31, 2010, the exercise price is fixed at $0.955 per share. As the final exercise price of these options was not known as of the grant date, the Company based its estimate of fair value upon the lowest aggregate fair value of the options, which was calculated using the initial exercise price of $0.955 per share. Since the Company had not entered an underwriting agreement for an IPO by July 31, 2010, the Company was not required to apply modification accounting to determine the then-current fair value of the stock options and recognize any additional fair value as expense at that time.

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to employees using the Black-Scholes valuation model during the year ended December 31, 2010. For the year ended December 31, 2011, there were no stock options granted.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	85.20%
Risk-free interest rate	1.53%
Expected life (in years)	6.08

18

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The weighted-average grant date fair value per share of employee stock options granted during the year ended December 31, 2010, was $0.21. There were no employee stock options granted during the year ended December 31, 2011.

The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. Due to limited historical data, the Company’s estimated stock price volatility reflects application of SEC Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment (SAB 107), which provides for an estimate of volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The risk-free interest rate is based on the U.S. Treasury yield curve during the expected life of the option. The expected life of employee stock options is based on the mid-point between the vesting date and the end of the contractual term in accordance with the simplified method prescribed in SAB 107, and the expected life for share-based compensation granted to nonemployees is the contractual term of the award.

The Company recognized noncash share-based compensation expense to employees in its research and development and selling, general, and administrative functions as follows:

			Period From
			March 3,
			2000
			(Inception)
			Through
	Year Ended December 31		December 31,
	2011	2010	2011

Research and development	$30,013	$64,163	$382,636
Selling, general, and administrative	129,752	234,690	1,081,521
Total share-based compensation	$159,765	$298,853	$1,464,157

Preferred Stock Warrant Liability

Effective July 1, 2005, the Company adopted the provisions of ASC 480-10, Distinguishing Liabilities from Equity. Pursuant to ASC 480-10, freestanding warrants for shares that are either putable or warrants for shares that are redeemable are classified as liabilities on the balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income or expense. Prior to July 1, 2005, the Company accounted for warrants to purchase preferred stock as equity under APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.

19

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Upon adoption of ASC 480-10 on July 1, 2005, the Company reclassified $1,469,856, the fair value of the outstanding warrants to purchase shares of its redeemable convertible preferred stock from stockholders’ deficit to a liability and recorded a cumulative effect of the change in accounting principle. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $1,458,848, $1,242,962, and $524,505 respectively, of other income for the decrease in fair value of preferred stock warrants.

Other Income and Expense

Interest income for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $5,574, $21,779, and $675,025, respectively.

Interest expense consists of interest relating to the Company’s capital lease obligations and loan balances and the amortization of debt discounts and debt issuance costs. The Company’s debt discounts represent the initial value of warrants issued in connection with promissory notes and any related beneficial conversion features associated with the debt. Interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $2,822,717, $2,601,360, and $10,571,952, respectively.

Other income and expense consists primarily of changes in the fair value of the Company’s preferred stock warrant liability and charges associated with the extinguishment of debt.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as required by ASC 740-10, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company incurred operating losses from March 3, 2000 (inception) through December 31, 2011, and therefore has not recorded any current provision for income taxes.

20

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impact of Recently Issued Accounting Standards

The Accounting Standards Codification (ASC) includes guidance in ASC 605-25 related to the allocation of arrangement consideration to these multiple elements for purposes of revenue recognition when delivery of separate units of account occurs in different reporting periods. This guidance recently was modified by the final consensus reached on EITF 08-1 that was codified by ASU 2009-13. This change increases the likelihood that deliverables within an arrangement will be treated as separate units of accounting, ultimately leading to less revenue deferral for many arrangements. The change also modifies the manner in which transaction consideration is allocated to separately identified deliverables. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that ASU 2009-13 does not affect its financial statements.

At the March 2010 meeting, the FASB ratified Emerging Issues Task Force, or EITF, Issue No. 08-9, Milestone Method of Revenue Recognition (Issue 08-9). The Accounting Standards Update resulting from Issue 08-9 amends ASC 605-28. The Task Force concluded that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, the consensus states that an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The milestone method is not required and is not the only acceptable method of revenue recognition for milestone payments. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that this guidance does not affect its financial statements.

21

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items

Inventories consist of the following as of December 31, 2011 and 2010:

	2011	2010

Raw materials	$11,352	$13,191
Finished goods	39,854	46,588
Total inventories	$51,206	$59,779

The Company recognized $74,399 of expense related to inventory obsolescence reserves or other inventory write-downs for the period from March 3, 2000 (inception) through December 31, 2011. During the year-ended December 31, 2011, there were inventory write-downs totaling $17,986.

Property and equipment consist of the following as of December 31:

	2011	2010

Lab equipment	$1,886,259	$1,883,836
Leasehold improvements	1,285,036	1,285,036
Computer equipment and software	171,628	171,628
Furniture and fixtures	79,838	79,838
Total	3,422,761	3,420,338
Less accumulated depreciation and amortization	(2,614,809)	(2,252,564)
Property and equipment, net	$807,952	$1,167,774

Depreciation and amortization expense relating to property and equipment, including equipment recorded under capital leases and leasehold improvements, for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, was $362,246, $442,505 and $3,141,160, respectively.

22

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items (continued)

Accrued expenses consist of the following as of December 31:

	2011	2010

Research and development expense	$66,606	$14,465
Compensation	–	139,394
Other	33,917	5,395
Total accrued expenses	$100,523	$159,254

4. Notes Payable

Equipment Loans

In 2003, the Company entered into loan and security agreements totaling $500,106, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the financed equipment. In conjunction with the loan agreements, the Company issued warrants to purchase a total of 15,003 shares of Series B redeemable convertible preferred stock (Series B Preferred) at $1.00 per share. The Company recorded the warrants at their estimated relative fair value of $10,755 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loans using the effective interest method. The loans were repaid in full during 2006. The warrants expired in 2010.

In 2004, the Company entered into a $376,056 loan and security agreement, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the equipment being financed. In conjunction with the loan agreement, the Company issued a warrant to purchase 11,282 shares of Series B Preferred at $1.00 per share. The Company recorded the warrant at its estimated relative fair value of $8,010 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loan using the effective interest method. The loan was repaid in full during 2007. The warrants expired in March 2011.

23

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

In 2007, the Company entered into a $260,000 loan and security agreement, with an interest rate of 10.61% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan is collateralized by the financed equipment. The loan is payable in equal monthly installments through March 2011. As of December 31, 2011, the loan and security agreement was fully paid.

Term Loan

In March 2006, the Company entered into a term loan agreement with a bank, which provided for the Company to borrow up to $1,500,000. The term loan carried interest at a rate equal to the bank’s prime rate plus 1.0% and initially matured on the earlier of July 26, 2006, or the date on which the Company received at least $5,000,000 in new equity financing. The term loan was collateralized by all of the Company’s equipment. In conjunction with the agreement, the Company issued a warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded at its estimated fair value of $55,901 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan. In addition, $18,559 of debt issuance costs were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. An amendment to the term loan in July 2006 extended the maturity date through August 2006.

A second amendment to the term loan in August 2006 extended the maturity date to November 2006 and increased the borrowing limit to $3,000,000. In conjunction with the second amendment, the Company issued the bank an additional warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was initially recorded at its estimated fair value of $55,923 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan using the effective interest method. The Company also paid $2,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan. A third amendment to the term loan in November 2006 extended the maturity date to December 2006.

24

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

A fourth amendment to the term loan in December 2006 further extended the maturity date to May 31, 2010, and delayed required repayments of principal until September 2008. In addition, the interest rate on the outstanding amount from September 30, 2008, through the remaining term of the loan was increased to the bank’s prime rate plus 1.50%. In connection with the fourth amendment, the Company issued to the bank an additional warrant to purchase 45,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded initially at its estimated fair value of $33,410 as an additional debt discount. The Company also paid $7,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. A fifth amendment to the term loan in December 2006 excluded certain intellectual property from the collateral for the loan.

During 2007, the Company entered into a sixth amendment to the term loan, which decreased the required amount of collateral. From November 30, 2007 through December 21, 2007, the Company was in violation of the loan covenants under the term loan relating to attainment of specified clinical development milestones. A seventh amendment executed in December 2007 extended the date for compliance with the covenants to March 31, 2008.

On April 9, 2008, the Company executed an eighth amendment to the Company’s term loan. The amendment reset the interest rate on the loan to the bank’s prime rate plus 1.5% per annum as of the date of the amendment, extended the maturity date of the term loan to September 30, 2009, and delayed the Company’s obligations to begin repayment until January 31, 2009. As amended, the term loan was payable in 17 equal monthly installments of $176,471 plus interest, beginning on January 31, 2009.

On April 1, 2009, the Company executed an amended and restated security agreement for the Company’s term loan. The restated agreement reset the interest rate on the loan to the bank’s prime rate plus 2.5% per annum as of the date of the amendment, extended the maturity date of the term loan to August 31, 2010, and delayed the obligations for repayment until April 30, 2009. In conjunction with the loan agreement, the Company was obligated to receive $10,000,000 in cash proceeds from the issuance of new equity on or before April 30, 2009. In addition, the amendment included a $1,000,000 equipment loan subject to advance through September 30, 2009. The interest rate on advances under the equipment loan is equal to the bank’s prime rate plus 3.0% per annum, payable in 30 equal monthly installments commencing October 31, 2009. The Company paid $11,746 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then-expected remaining life of the loan using the effective interest method. As of the date of the amended and restated security agreement, the Company was in violation of loan covenants under the term loan relating to attainment of specified clinical development milestones.

25

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

On May 27, 2009, the Company executed a first amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the maturity date of the term loan to September 30, 2010, and delayed the obligations for repayment until August 31, 2009. As amended, the term loan was payable in 14 equal monthly installments of $214,286 plus interest, beginning on August 31, 2009. The Company paid $6,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On July 27, 2009, the Company executed a second amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the date for compliance with the new equity covenant to September 30, 2009. Included in the agreement was a covenant requiring the Company to maintain a minimum balance of cash with the bank equal to at least the Company’s indebtedness. In connection with the second amendment, the Company issued to the bank a warrant to purchase 38,421 shares of Series C-1 Preferred at $1.0411 per share. The warrant was recorded at its estimated fair value of $31,124 as a debt discount which is being amortized as a component of interest expense over the remaining life of the loan. The Company also paid $5,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On September 30, 2009, the Company executed a third amendment to the restated term loan agreement, which further extended the date for compliance with the new equity covenant to October 31, 2009. The Company paid $2,750 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

On October 22, 2009, the Company executed a fourth amendment to the restated term loan agreement which reduced the cash proceeds requirement related to the new equity covenant to $7,287,902. The Company paid $1,250 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

During the year ended December 31, 2010, the term loan was repaid in full.

26

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

The Company recorded $0, $44,369, and $716,978 in interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively, related to the term loan.

All warrants issued to the lender in connection with the term loan expire seven years from their respective dates of issuance.

No additional scheduled maturities of notes payable outstanding existed as of December 31, 2011.

5. Bridge Notes Payable

2002 Notes

In December 2002, the Company issued convertible promissory notes (2002 Notes) with an aggregate face value of $750,000 to accredited investors. The 2002 Notes initially had a maturity date of January 2003 and an interest rate of 8% per annum. All principal and accrued interest under the 2002 Notes was to automatically convert into the Company’s equity on the same terms as the shares of preferred stock to be issued in the next qualified financing (as defined in the agreements relating to the 2002 Notes), but in the event a qualified financing was not completed prior to the maturity date, the 2002 Notes could be converted into a number of shares of existing Series A Preferred equal to 25% of the principal amount of the note, at a conversion price of $1.00 per share.

In connection with the issuance of the 2002 Notes, the Company issued warrants to the lenders to purchase shares of the series of preferred stock to be issued in the Company’s next qualified financing or, in the event a qualified financing did not occur by January 31, 2003, shares of Series A Preferred. The Company issued warrants to purchase 187,500 shares of preferred stock in the aggregate in accordance with the terms of the original December 2002 agreement and a January 2003 amendment, which extended the maturity date of the 2002 Notes to March 2003.

The Company accounted for the 2002 Notes and the related warrants in accordance with ASC 470-20, Debt with Conversion and other options. Of the $750,000 in proceeds from the 2002 Notes, the Company allocated $622,500 to the initial carrying value of the 2002 Notes and the remaining $127,500 to the carrying value of the preferred stock warrants, based on their estimated relative fair values. In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2002 Notes represented an in-the-money conversion at the time of issuance of the 2002 Notes, resulting in a beneficial conversion feature equal to the $127,500 intrinsic value. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholders’ equity. The aggregate debt discount of $255,000 was amortized as interest expense through the January 2003 maturity date of the notes.

27

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In March 2003, the principal balance of the 2002 Notes of $750,000 and accrued interest of $11,833 were converted into an aggregate of 761,833 shares of Series B Preferred at $1.00 per share. In addition, as of the date of conversion of the 2002 Notes, the warrants issued in December 2002 became exercisable for 187,500 shares of Series B Preferred at an exercise price of $1.00 per share. The warrants remain outstanding and expire on December 23, 2012.

2005 Notes With Related-Parties

In 2005, the Company issued promissory notes to existing shareholders (2005 Notes) with an aggregate face value of $3,862,011 in two separate tranches. The first tranche was issued in March 2005 in an aggregate principal amount of $2,574,674 and an interest rate of 8% per annum and a default interest rate of 12% per annum. The principal and accrued interest under the 2005 Notes was to be settled in the Company’s preferred stock issued upon the closing of the next equity financing. If an additional equity financing did not occur by the maturity date, the 2005 Notes were to be settled in cash. The 2005 Notes were initially scheduled to mature on December 15, 2005, but if the Company closed an additional tranche of financing prior to that date, the maturity date would be extended to May 15, 2006.

In connection with the issuance of the 2005 Notes, the Company issued warrants to the lenders to purchase a number of shares of the series of preferred stock to be issued in the Company’s next qualified financing (as defined in the agreements relating to the 2005 Notes) equal to 50% of the principal amount of the 2005 Notes divided by the purchase price in the next qualified financing or, in the event a qualified financing did not occur prior to maturity of the 2005 Notes, warrants to purchase a number of shares of Series B Preferred equal to 100% of the principal amount of the 2005 Notes divided by $1.00 per share. Each warrant had an exercise price of $0.01 per share and a term of 10 years.

28

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

Of the $2,574,674 in aggregate proceeds from the first tranche of the 2005 Notes, the Company allocated $1,292,403 to the carrying amount of the 2005 Notes and the remaining $1,282,271 to the carrying amount of the preferred stock warrants, based on their estimated relative fair values. The initial carrying value of the preferred stock warrants resulted in a debt discount and was amortized as additional interest expense over the then estimated life of the loan using the effective interest method.

The second tranche of the 2005 Notes was issued in November 2005 for aggregate proceeds of $1,287,337, thereby extending the maturity date for all of the 2005 Notes to May 15, 2006. The terms of the second tranche of 2005 Notes were identical to the 2005 Notes issued in the first tranche. In addition, in connection with the second tranche of the 2005 Notes, the Company issued additional warrants to purchase an aggregate of 1,287,337 shares of the series of preferred stock to be issued by the Company in the next qualified financing, with the warrants having the same terms as the warrants issued at the first tranche closing in March 2005. Of the $1,287,337 in aggregate proceeds from the second tranche of the 2005 Notes, the Company allocated $1,282,271 to the carrying amount of the preferred stock warrants and the remaining $5,066 to the carrying amount of the 2005 Notes, based on their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).

The Company did not close an additional equity financing prior to the maturity of the 2005 Notes in May 2006. The holders of the 2005 Notes did not call the notes at their maturity and provided forbearance to the Company until the next equity financing, which closed in December 2006. However, the interest rate on the 2005 Notes was reset to the default interest rate of 12% per annum for the period from the maturity date through the next financing in December 2006. In December 2006, the principal balance of the 2005 Notes of $3,862,011 and accrued interest of $469,709 was converted into 5,951,800 shares of the Company’s Series C redeemable convertible preferred stock (Series C Preferred) at $0.7278 per share. Each of the related warrants to purchase an aggregate of 3,862,011 shares of Series B Preferred were also exchanged for warrants to purchase an aggregate of 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share. The newly issued preferred stock warrants had a term of five years from issuance and expired on December 13, 2011. The Company’s December 2006 settlement of the 2005 Notes and exchange of preferred stock warrants occurred contemporaneously with the new Series C Preferred financing and other equity transactions (see Note 8).

29

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company recorded interest expense related to the 2005 Notes of $555,103 in the period from March 3, 2000 (inception) through December 31, 2011.

2009 Notes With Related-Parties

On October 22, 2009, the Company issued convertible bridge notes with an aggregate face value of $7,287,902 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (October convertible bridge notes). The October convertible bridge notes bear interest at 8% per annum, and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of our capital stock, on the earliest to occur of (1) an IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) October 22, 2010.

The notes were to mature no later than October 22, 2010, and the principal and unpaid accrued interest on the notes was to automatically be converted into shares of the Company’s capital stock on the earlier of the closing of an IPO, if it closed on or before October 22, 2010, or the next qualified equity financing.

Since the notes did not automatically convert as a result of the occurrence of one of the above events, the notes are now in default and become voluntarily convertible at the option of the note holders into shares of the Company’s capital stock upon the closing of an IPO, or a liquidating event. In addition, the interest rate on the amounts outstanding automatically increased from 8% to 12% on the unpaid principal and interest.

October convertible bridge note holders who elect to convert their notes as a result of an IPO will convert into shares of common stock at a conversion price equal to the initial public offering price per share. October convertible bridge note holders who elect to convert their notes as a result of a liquidating event will convert into shares of Series C-1 convertible preferred stock at a conversion price of $1.0411 per share of Series C-1 convertible preferred stock. October convertible bridge note holders who elect to convert their notes as a result of the next qualified equity financing will be convertible into the securities issued in that financing at a conversion price equal to the price paid per share in that financing.

30

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In connection with the issuance of the October convertible bridge notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $0.01 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable for the securities issued in such next qualified equity financing. The warrants become exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until October 22, 2014, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $7,287,902 in aggregate proceeds from the issuance of the October convertible bridge notes, the Company allocated $1,441,934 to the carry amount of the preferred stock warrants and the remaining $5,845,968 to the carry amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7). In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2009 Notes represented an in-the-money conversion at the time of issuance, resulting in a beneficial conversion feature equal to the intrinsic value of the notes of $839,211. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholder’s (deficit) equity. The aggregate debt discount of $2,281,145 was being amortized as interest expense through the October 2010 maturity date of the notes. The Company also paid $26,357 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the remaining life of the debt using the effective interest method. The Company recorded total interest expense related to the 2009 Notes of $944,512, $2,496,023, and $3,989,829 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

31

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

2011 Notes With Related-Parties

On June 20, 2011 and September 16, 2011, the Company issued convertible bridge notes with an aggregate face value of $1,080,377 and $525,004 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (the June 2011 convertible bridge notes and September 2011 convertible bridge notes, respectively). The June 2011 and September 2011 convertible bridge notes both bear interest at 8% per annum and are unsecured. The convertible debt agreements contained certain provisions for a purchase premium to be paid or accrued in addition to the original principal and accrued interest. As of December 31, 2011, this purchase premium represented an additional obligation of $1,605,381 (one times the original principal amount of the debt) which is recorded as additional interest expense for 2011. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) and IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) December 31, 2011. On January 12, 2012, both the June 2011, and September 2011 convertible notes’ maturity dates were amended to April 30, 2012.

In connection with the issuance of the June 2011 and September 2011 convertible notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to approximately 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $.001 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until June 20, 2016 and September 16, 2016, respectively, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $1,080,377 and $525,004 in aggregate proceeds from the issuance of the June 2011 convertible notes and the September 2011 convertible notes, the Company allocated $173,505 and $38,417 to the carry amount of the preferred stock warrants and the remaining $906,872 and $486,587 to the carrying amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10.

32

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).The debt discount of $173,505 and $38,417 was amortized as interest expense through the December 31, 2011, original maturity date of the notes. The Company recorded total interest expense related to the June 2011 and September 2011 convertible notes of $1,824,824 and $50,614, respectively, for the year ended December 31, 2011 and for the period from March 3, 2000 (inception) through December 31, 2011.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

6. Commitments and Contingencies

Leases

The Company leases its office facilities and certain laboratory and office equipment under capital and noncancelable operating leases. The Company’s lease for its office facilities, as amended to date, expires on April 30, 2013.

In November 2008, the Company signed a noncancelable operating lease for an additional 5,293 square feet of space located at the Company’s headquarters in Durham, NC. The term of the expansion space lease expires on December 31, 2013.

33

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

Future minimum lease payments under capital and noncancelable operating leases as of December 31, 2011, is as follows:

	Year Ended December 31
	2011
	Capital Leases	Operating Leases
Years ending December 31:
2012	$4,377	$196,878
2013	–	115,677
2014	–	–
	4,377	$312,555
Less interest at 7.7% to 11.9%	96
Present value of minimum lease payments	4,281
Less current portion	4,281
Capital lease obligations less current portion	$–

Rent expense under these noncancelable operating leases was $129,802, $129,802, and $1,448,520 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively. Fixed assets capitalized under capital leases and the related accumulated amortization totaled $83,253 and $64,186, and $83,253 and $53,117 as of December 31, 2011 and 2010, respectively.

7. Preferred Stock Warrant Liability

The Company’s outstanding preferred stock warrants are revalued at the end of each reporting period using the Black-Scholes option pricing valuation model. Changes in fair value, based on the fair value of the Company’s redeemable convertible preferred stock and other valuation assumptions, are reflected in the Company’s statements of operations as other income or expense. As of December 31, 2011 and 2010, each share of Junior Preferred is convertible into 1.163 shares of common stock, and each share of Series C Preferred and Series C-1 Preferred is convertible into one share of common stock. All preferred stock warrants were immediately exercisable upon their issuance.

34

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

7. Preferred Stock Warrant Liability (continued)

The following table sets forth the fair values for each of the categories of preferred stock warrants as of December 31, 2011 and 2010, as well as changes in fair value for the year ended December 31, 2011:

							Change in Fair Value During the
		Exercise	Shares as of		Fair Value as of		Year Ended
	Expiration	Price Per	December 31		December 31		December 31,
Warrant Holder	Date	Share	2011	2010	2011	2010	2011

Series B Preferred:
Warrants issued with equipment notes	12/23/2012	$1.00	187,500	187,500	$–	$67,655	$(67,655)
Warrants issued with equipment notes and term loan	6/25/2010	1.00	–	–	–	–	–
	7/24/2010	1.00	–	–	–	–	–
	3/11/2011	1.00	–	11,282	–	1,060	(1,060)
	3/21/2013	1.00	75,000	75,000	–	28,700	(28,700)
	8/30/2013	1.00	75,000	75,000	–	34,680	(34,680)
	12/04/2013	1.00	45,000	45,000	–	21,724	(21,724)
Series C Preferred:
Warrants issued with 2005 notes	12/15/2011	0.7278	–	1,326,605	–	453,491	(453,491)
Series C-1 Preferred:
Warrants issued with term loan	7/28/2016	1.0411	38,421	38,421	14,266	33,592	(19,326)
Warrants issued with convertible debt October 2009	10/22/2014	1.0411	1,400,033	1,400,033	382,800	1,117,649	(734,849)
Warrants issued with convertible debt June 2011	6/20/2016	1.0411	207,545	–	76,127	–	(97,377)
Warrants issued with convertible debt September 2011	9/16/2016	1.0411	100,850	–	38,031	–	(386)
			2,129,349	3,158,841	$511,224	$1,758,551	$(1,459,248)

The fair value of the preferred stock warrant liability was determined using the Black-Scholes valuation model with the following weighted-average assumptions:

	Year Ended December 31
	2011	2010

Dividend yield	0.00%	0.00%
Volatility	83.25%	83.90%
Risk-free interest rate	0.48%	1.15%
Remaining contractual term (in years)	3.25	2.97

35

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit

Common Stock

Upon the initial formation of the Company in 2000, the Company sold 900,000 shares of its common stock at fair value of $0.001 per share to its founders, subject to stock restriction agreements that provided for vesting based upon service to the Company. Subsequent to the issuance of this stock, the founders terminated their employment with the Company and were hired as consultants. The Company revalued the unvested shares of restricted stock issued to the founders and recorded $140,270 of compensation expense associated with the restricted stock during the year ended December 31, 2003. As of December 31, 2003, all of these shares of restricted stock were fully vested.

In April and May 2000, the Company also sold 111,000 shares of its common stock at $0.001 per share to consultants in connection with services provided, and also issued 300,000 shares of common stock in exchange for a technology license and services. The expense associated with these issuances of stock was included as research and development expenses during the year ended December 31, 2000. In September 2000, the Company sold 600,000 shares of common stock at fair value of $0.01 per share to two employees, subject to stock restriction agreements that provided for vesting based upon service to the Company. As of December 31, 2005, all of these shares of restricted stock were fully vested.

During 2007, the Company issued 208,747 shares of its common stock upon the exercise of stock options with an exercise price of $0.20 per share.

In November 2009, the Company issued 5,076 shares of common stock upon the exercise of stock options with an average exercise price of $0.49 per share.

In May 2010, the Company issued 5,000 shares of common stock upon the exercise of stock options with an exercise price of $0.20 per share.

No stock options were exercised during the year ended December 31, 2011.

Dividends – The holders of common stock are entitled to receive dividends from time to time as may be declared by the Company’s Board of Directors, subject to any preferential dividend rights of any then outstanding preferred stock. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company.

36

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit (continued)

Voting – The holders of shares of common stock are entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Company. There is no cumulative voting of shares of common stock.

Liquidation – After payment to the preferred stockholders, holders of common stock are entitled, together with holders of preferred stock, to share ratably in all remaining assets of the Company.

Redeemable Convertible Preferred Stock

As of December 31, 2011 and 2010, the authorized, issued and outstanding shares of redeemable convertible preferred stock (preferred stock) were as follows:

	Redeemable Convertible Preferred Stock
	Series A	Series B	Series C	Series C-1	Total
As of December 31, 2011
Shares authorized	6,040,000	8,923,785	26,069,584	31,082,381	72,115,750
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

As of December 31, 2010
Shares authorized	6,040,000	8,923,785	26,069,584	29,969,764	71,003,133
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

The Company initially recorded the shares of preferred stock at their fair values on the dates of issuance, net of issuance costs. All shares of redeemable convertible preferred stock have been presented outside of permanent equity in accordance with ASC 480-10, legacy EITF D-98, Classification and Measurement of Redeemable Securities. The carrying value of the Company’s redeemable convertible preferred stock is increased by periodic accretion using the effective interest method so that the carrying amount will equal the redemption value at the redemption date.

In 2000 and 2001, the Company issued 6,000,000 shares of Series A Preferred at $1.00 per share for cash proceeds of $5,942,240, net of related issuance costs of $57,760.

37

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In 2003 and 2004, the Company issued 10,015,000 shares of Series B Preferred at $1.00 per share for cash proceeds of $9,166,648, net of related issuance costs of $86,519, and conversion of debt with principal and accrued interest of $761,833.

In March 2005, one Series B Preferred stockholder did not purchase its pro rata share of the 2005 Notes and as a result, under the provisions of the Company’s certificate of incorporation then in effect, the stockholder’s shares of Series B Preferred were automatically converted into 1,500,000 shares of common stock on a 1-for-1 basis. In accordance with the original terms of the Series B Preferred, accrued dividends of $169,685 were eliminated upon this conversion.

In December 2006, the Company issued 15,124,951 shares of Series C Preferred with a purchase price of $0.7278 per share for (i) cash proceeds from existing shareholders of $6,518,333, net of issuance costs of $127,386, (ii) conversion of the 2005 Notes with principal and accrued interest of $4,331,720, and (iii) services with a fair value of $30,500, collectively constituting a first closing of the Series C Preferred (first closing). The terms of the first closing included a contingent forward put provision that required the Series C Preferred holders to participate in a second closing of Series C Preferred (second closing) with a stated number of shares and at a stated purchase price of $0.7278 per share if certain clinical and regulatory milestones were met by the Company. In addition, the Series C Preferred holders were provided a call option to purchase a specified number of shares of Series C Preferred at a second closing at a price of $0.7278 per share, regardless of whether the Company’s clinical and regulatory milestones were met.

In connection with the first closing in December 2006, the Company amended its certificate of incorporation and designated the existing shares of Series A Preferred and Series B Preferred collectively as “Junior Preferred.” Substantive modifications to the rights of the Series A Preferred and Series B Preferred stockholders included i) extension of the redemption date from January 2008 to December 2012, ii) elimination of accrued dividends of $2,730,083 on the Series A Preferred and $2,137,462 on the Series B Preferred and elimination of any future cumulative dividends and iii) adjustment of the conversion ratios for the Junior Preferred to approximately 1.14-for-1 as a result of anti-dilution provisions. In addition, at the first closing, outstanding warrants to purchase an aggregate of 3,826,011 shares of Series B Preferred with an exercise price of $0.01 per share were exchanged for warrants to purchase 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share.

38

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8.	Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company initially recorded the $482,190 fair value of the warrants to purchase Series C Preferred, estimated using the Black-Scholes valuation model, as a preferred stock warrant liability. As described in Note 8, the Company adjusts the preferred stock warrant liability at the end of each reporting period for changes in fair value.

In accordance with ASC 260-10-S99, the modification of the outstanding Series A Preferred and Series B Preferred, in conjunction with the contemporaneous exchange of certain other equity instruments with existing stockholders, including the exchange of preferred stock warrants, settlement and conversion of the 2005 Notes into equity, and the issuance of the Series C Preferred for cash, was accounted for as a redemption of existing equity securities and the issuance of new Junior Preferred, preferred stock warrants and Series C Preferred. As a result, the Company recorded a gain of $14,517,817 attributable to common stockholders equal to the excess of the carrying value of the securities and other financial instruments redeemed over the fair value of the new equity and financial instruments issued. The following summarizes the accounting for the December 2006 transaction with existing stockholders:

Total cash received and carrying value of securities and instruments exchanged in the Series C Preferred first closing:
Cash received	$6,645,719
Carrying value of 2005 Notes and accrued interest	4,331,720
Forbearance of 2005 Notes additional default interest	85,394
Carrying value of Series A Preferred including accrued dividends	8,741,917
Carrying value of Series B Preferred including accrued dividends	10,634,303
Fair value of Series B Preferred warrant liability	3,840,973
Total cash received and carrying value of securities and instruments exchanged in the first closing		$34,280,026
Fair value of new instruments upon issuance:
Fair value of Series C Preferred at issuance	10,977,439
Fair value of Junior Preferred	8,302,580
Fair value of Series C Preferred warrant liability	482,190
Total fair value of new instruments upon issuance		19,762,209
Gain on redemption and exchange of redeemable convertible preferred stock		$14,517,817

39

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The fair values of the Junior Preferred and Series C Preferred were determined by management retrospectively, based on the Company’s reassessment methodology as described under “Share-Based Compensation” below. The gain on redemption and exchange of redeemable convertible preferred stock is reported below net (loss) income on the statements of operations as a gain attributable to common stockholders and is recorded as a component of stockholders’ deficit. The carrying value of the Junior Preferred is accreted to its redemption value over the period from the date of issuance to the date of earliest redemption, or December 2012 in the case of the Junior Preferred.

In September 2007, the Company completed a second closing of the Series C Preferred (second closing) in which the Company issued 9,618,028 shares of Series C Preferred at $0.7278 per share for total cash proceeds of $6,904,296, net of issuance costs of $95,705. As a result of anti-dilution adjustments, the conversion ratio for the Junior Preferred was further adjusted to approximately 1.163-for-1. The original December 2006 Series C Preferred agreements were amended to provide that all first closing purchasers of the Series C Preferred would be obligated by contingent forward put provisions to purchase up to $6,058,654 of a newly designated Series C-1 redeemable convertible preferred stock (Series C-1 Preferred) at $1.0411 per share as a replacement of the original Series C Preferred contingent forward put provision. Each second closing purchaser would be obligated to purchase its prorata share of the Series C-1 Preferred if specified clinical and regulatory milestones were met by the Company at any time on or before December 31, 2008. If the milestones were met and a purchaser of Series C Preferred did not purchase at least its pro rata share of Series C-1 Preferred, then all of the shares of Series C Preferred held by the stockholder would be automatically converted into shares of common stock at the then effective conversion rate for the Series C Preferred. The September 2007 amendment also revised the original call options held by the first closing Series C Preferred holders, such that all first closing Series C Preferred holders had a right, but not an obligation, to purchase its pro rata amount of the Series C-1 Preferred at $1.0411 per share prior to December 31, 2008, regardless of whether the clinical and regulatory milestones were achieved by the Company. The Company determined that the estimated fair value of the original embedded call option and contingent forward put provisions to purchase Series C Preferred was substantially equivalent to the estimated fair value of the embedded Series C-1 Preferred call option and contingent forward put provisions in existence as a result of the above amendments, and as a result there was no impact on the Company’s financial statements for this modification.

40

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In April 2008, the Company issued an aggregate of 17,636,655 shares of Series C-1 Preferred at a price of $1.0411 per share, for aggregate proceeds of $18,321,910, net of issuance costs of $39,611. Of this amount, $6,058,654 related to satisfaction of the contingent forward put upon the achievement of specified milestones that was contemplated at the second closing of the Series C Preferred financing in September 2007. The Company’s certificate of incorporation was amended to authorize additional shares of Series C-1 Preferred beyond the amount authorized for future issuance at the time of the second closing of the Series C Preferred financing. The rights, preferences and privileges of the Series C-1 Preferred are substantially identical to those of the Series C Preferred, other than with respect to the original purchase price. The aggregate amount redeemable on the redemption date is $23,747,381 for the Series C-1 Preferred.

On July 23, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of Series C-1 Preferred authorized for future issuance by 38,421 shares to a total of 17,675,076 shares.

On October 21, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 12,294,688 shares in each case, to a total of 92,294,688 shares and 29,969,764 shares, respectively.

On June 15, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 950,000 shares in each case, to a total of 93,244,688 shares and 30,919,764 shares, respectively.

On September 16, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 162,617 shares in each case, to a total of 93,407,305 shares and 31,082,381 shares, respectively.

The rights and features of the Company’s Junior Preferred are as follows:

Voting – The holders of the Junior Preferred are entitled to vote, together with the holders of common stock, Series C preferred and Series C-1 preferred on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Junior Preferred. The holder of each share of Junior Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

41

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Dividends – The holders of Junior Preferred are entitled to receive dividends, when and as declared by the Company’s Board of Directors, and out of funds legally available, payable in preference and priority to any payment of dividends on the shares of common stock. Holders of Junior Preferred are also entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company. Accretion of the Junior Preferred for the years ended December 31, 2011 and 2010, was $1,035,402 and $1,035,405, respectively.

Conversion – As of December 31, 2011, each share of Junior Preferred was convertible into approximately 1.163 shares of common stock. Anti-dilution protection for the Junior Preferred was eliminated as part of the second closing of Series C Preferred in September 2007. In addition, the Junior Preferred is automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of the shareholders of at least two-thirds of the then outstanding shares of Junior Preferred, voting as a single class together.

Redemption – At any time after December 13, 2012 and following redemption in full of the Series C Preferred, the holders of the outstanding Junior Preferred may, by written request, require the Company to redeem the outstanding shares of Junior Preferred stock by paying in cash a sum equal to the original purchase price of the Series A Preferred and Series B Preferred plus any unpaid dividends. The Junior Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Junior Preferred is redeemable for an aggregate amount of $14,519,926.

The rights and features of the Company’s Series C Preferred and Series C-1 Preferred are as follows:

42

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Voting – The holders of Series C Preferred and Series C-1 Preferred are entitled to vote, together with the holders of common stock and Junior Preferred, on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Series C Preferred and Series C-1 Preferred. The holder of each share of Series C Preferred and Series C-1 Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

Dividends – The holders of Series C Preferred and Series C-1 Preferred are entitled to receive cumulative dividends at a rate of 8% per annum of the original issue price, or when and as declared by the Company’s Board of Directors, payable in preference and priority to payment of any dividends on the shares of common stock. Holders of Series C Preferred and Series C-1 Preferred are entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through March 31, 2011, no dividends were declared or paid by the Company. Accretion of the Series C Preferred during the years ended December 31, 2011 and 2010, was $2,967,410 and $2,967,860, respectively.

Conversion – Each share of Series C Preferred and Series C-1 Preferred, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the original issue price for the applicable series of preferred stock by the conversion price in effect at the time. The Series C Preferred and Series C-1 Preferred conversion prices are $0.7278 and $1.0411 per share, respectively, and are subject to adjustment in accordance with anti-dilution provisions. Each share of Series C Preferred and Series C-1 Preferred is currently convertible into one share of common stock. Mandatory conversion features exist for non-participation in an additional Series C-1 Preferred equity financing if certain regulatory and clinical milestones are met. If Series C investors do not acquire shares in the Series C-1 Preferred equity financing, then all shares of Series C Preferred held by the non-participating holder will automatically convert into shares of common stock at 1/10 of the conversion rate. In addition, the Series C Preferred and Series C-1 Preferred are automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of certain holders of Series C Preferred and Series C-1 Preferred.

43

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Redemption – At any time after December 13, 2011, certain holders of Series C Preferred and Series C-1 Preferred may, by written request, require the Company to redeem the outstanding shares of Series C Preferred and Series C-1 Preferred by paying in cash a sum equal to the original issuance price of the Series C Preferred or Series C-1 Preferred, as applicable, plus any accrued and unpaid dividends. The Series C Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Series C Preferred and Series C-1 Preferred are redeemable for an aggregate amount of $24,795,335 and $23,747,381, respectively. This right of redemption is triggered at the election of the majority shareholders and is highly unlikely to occur. No redemption had been requested as of December 31, 2011, or as of the February 8, 2012, acquisition date (See Note 11).

Liquidation

In the event of liquidation or winding up of the Company, all holders of Series C Preferred and Series C-1 Preferred have a liquidation preference equal to the applicable original issue price of the series of preferred stock, plus any accrued but unpaid dividends. After payment of the full liquidation preference to the holders of Series C Preferred and Series C-1 Preferred, the holders of Junior Preferred have a liquidation preference of $1.00 per share. After payment of these preferential amounts to the holders of preferred stock, the remaining assets of the Company would be distributed among the holders of the preferred stock and common stock on an as-converted to common stock basis.

Shares Reserved for Future Issuance

The Company had reserved shares of common stock for future issuance as follows:

	December 31
	2011	2010
Redeemable convertible preferred stock (assuming conversion)	66,823,440	66,823,440
Warrants to purchase redeemable convertible preferred stock (assuming conversion)	2,191,614	3,222,942
Stock Option Plan:
Shares available for grant	5,192,212	1,022,568
Options outstanding	7,339,593	7,705,343
Total shares reserved for future issuance	81,546,859	78,774,293

44

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Share-Based Compensation

During 2000, the Company adopted the Aldagen, Inc. 2000 Stock Option Plan (the 2000 Plan), which provides for the granting of incentive and nonstatutory stock options by the Company’s Board of Directors to employees, officers, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock on the date of the grant and generally vest over four years. Options generally have 10-year contractual terms.

In April 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 6,649,000 shares.

In July 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 10,000,000 shares subject to restrictions as stipulated in the plan.

In October 2010, the Company adopted the Aldagen, Inc. 2010 Equity Incentive Plan, which provides for the granting of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards to employees, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to 100% of the fair market value of the Company’s stock on the date of the grant with various vesting periods.

Fair Value of Common and Preferred Stock

The fair value of the Company’s common and preferred stock during the years ended December 31, 2005 and 2006 was determined by the Board of Directors with assistance from management. In connection with the preparation of the Company’s financial statements for the year ended December 31, 2007, the Company’s Board of Directors directed management to retrospectively assess the Company’s enterprise value and the fair value of its common stock and preferred stock at December 31, 2006 and December 31, 2007. This assessment was completed in February 2008. Management then performed an internal reassessment of the fair value of the Company’s common stock for stock option grants between December 31, 2006 and December 31, 2007.

45

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In conducting these retrospective valuations, the Company used a two-step methodology that first estimated the fair value of the Company as a whole and then allocated a portion of the enterprise value to its preferred stock and common stock. This approach is consistent with the methods outlined in the AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation methodology utilized the “probability-weighted expected return” (PWER) method to estimate enterprise value. The enterprise value was then validated utilizing a “market approach.” The PWER methodology involved estimating the future values of the Company for several probable liquidity scenarios. The value of the common stock was determined for each liquidity scenario and was then discounted to present value using a risk-adjusted discount rate. The discount rate used in both valuations was 30% for the common stock and 40% for the preferred stock. The present values of the common stock under each scenario were then weighted based upon the probability of each liquidity event occurring.

In April 2008, September 2009, August 2010, and September 2011, the Company performed contemporaneous assessments of the Company’s enterprise value and the fair value of its common stock and preferred stock using the PWER methodology described above. The allocation of fair value between the Company’s common stock and preferred stock using the PWER methodology was as follows:

Valuation Date	Common	Junior Preferred	Series C Preferred	Series C-1 Preferred	Type of Valuation

12/31/2006	$0.241	$0.572	$0.628	$–	Retrospective
12/31/2007	0.397	0.815	0.873	–	Retrospective
4/15/2008	0.626	0.938	1.041	1.204	Contemporaneous
9/15/2009	0.955	1.489	1.313	1.427	Contemporaneous
8/31/2010	0.220	0.860	0.920	1.230	Contemporaneous
9/30/2011	–	–	–	0.670	Contemporaneous

46

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Management performed an internal assessment of the fair value of the Company’s common stock and preferred stock issued between each valuation date based upon the timing of achievement of clinical and regulatory milestones and the closing of an additional equity financing round in September 2007 and a Series C-1 Preferred equity financing round in April 2008. During 2011 and 2010, the Company was unsuccessful in raising the capital it needed to fund its trials and fund future operations, resulting in a lower valuation of the Company’s securities.

During the year ended December 31, 2010, the Company granted stock options which were valued using the assessed values of the Company’s common stock as follows:

Grant Date	Number of Options Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/23/2006	893,842	$0.20	$0.14	$–
7/26/2006	60,000	0.20	0.14	–
2/27/2007	1,703,869	0.20	0.17	–
4/6/2007	100,000	0.20	0.16	–
5/14/2007	50,000	0.20	0.17	–
11/16/2007	92,500	0.40	0.18	–
12/17/2007	250,000	0.40	0.26	–
1/1/2008	1,226,467	0.40	0.25	–
2/12/2008	60,000	0.40	0.25	–
4/10/2008	17,505	0.40	0.34	–
4/15/2008	400,000	0.63	0.39	–
6/2/2008	15,000	0.63	0.40	–
8/11/2008	10,000	0.63	0.39	–
8/20/2008	369,861	0.63	0.39	–
9/17/2008	250,000	0.63	0.37	–
1/9/2009	15,000	0.63	0.35	–
7/27/2009	5,000	0.63	0.45	–
10/27/2009	5,000	0.96	0.68	–
2/9/2010	300,000	0.96	0.69	–
4/15/2010	128,000	0.96	0.69	–
10/8/2010	1,831,348	0.25	0.18	–

47

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company’s assessed fair value of its preferred stock as of the date of its issuance and calculated in the manner described above for the years ended December 31, 2006, 2007, and 2008 is as follows:

Issuance Date	Number of Preferred Stock Shares Issued	Exercise Price per Share	Preferred Fair Value per Share	Intrinsic Value per Share

12/15/2006	15,124,951	$0.7278	$0.628	$–
9/12/2007	9,618,028	0.7278	0.873	0.145
4/15/2008	17,636,655	1.0410	1.204	0.163

The Company used the assessed fair value of its preferred stock, calculated in the manner described above, in estimating the fair value of its outstanding warrants to purchase each series of preferred stock (see Note 7).

During the years ended December 31, 2006, December 31, 2009, and December 31, 2011, the Company granted preferred stock warrants, which were valued using the assessed value of the Company’s preferred stock as follows:

Grant Date	Number of Warrants Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/21/2006	75,000	$1.0000	$0.75	$–
8/30/2006	75,000	1.0000	0.75	–
12/4/2006	45,000	1.0000	0.74	–
12/15/2006	1,362,605	0.7278	0.36	–
7/28/2009	38,421	1.0411	0.81	–
10/22/2009	1,400,033	1.0411	1.03	–
6/20/2011	207,545	1.0411	0.83	–
9/16/2011	100,850	1.0411	0.38	–

48

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes stock option activity under the 2000 Stock Option Plan and 2010 Equity Incentive Plan from March 3, 2000 (inception) through December 31, 2011:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at March 3, 2000 (inception)	–	–	$–
Shares authorized	990,250	–	–
Options granted	(35,000)	35,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2000	955,250	35,000	0.10
Options granted	(540,000)	540,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2001	415,250	575,000	0.13
Options granted	(334,000)	334,000	0.20
Options cancelled	94,000	(94,000)	0.10
Balance at December 31, 2002	175,250	815,000	0.17
Shares authorized	2,058,750	–	–
Options granted	(1,829,500)	1,829,500	0.20
Options cancelled	160,000	(160,000)	0.11
Balance at December 31, 2003	564,500	2,484,500	0.19
Options granted	(553,500)	553,500	0.20
Options cancelled	397,000	(397,000)	0.16
Balance at December 31, 2004	408,000	2,641,000	0.19
Options granted	(212,289)	212,289	0.20
Options cancelled	1,160,000	(1,160,000)	0.20
Balance at December 31, 2005	1,355,711	1,693,289	0.19
Shares authorized	2,900,000	–	–
Options granted	(953,842)	953,842	0.20
Options cancelled	200,000	(200,000)	0.20
Balance at December 31, 2006	3,501,869	2,447,131	0.19

49

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at December 31, 2006 (continued)	3,501,869	2,447,131	$0.19
Options granted	(2,196,369)	2,196,369	0.20
Options exercised	–	(208,747)	0.20
Options cancelled	92,253	(92,253)	0.20
Balance at December 31, 2007	1,397,753	4,342,500	0.20
Shares authorized	4,051,000	–	–
Options granted	(2,348,833)	2,348,833	0.50
Options cancelled	50,000	(50,000)	0.20
Balance at December 31, 2008	3,149,920	6,641,333	0.31
Options granted	(25,000)	25,000	0.69
Options exercised	–	(5,076)	0.49
Options cancelled	5,870	(5,870)	0.51
Balance December 31, 2009	3,130,790	6,655,387	0.32
Shares authorized	2,853,916	–	–
Options granted	(2,259,348)	2,259,348	0.28
Options exercised	–	(5,000)	0.20
Options cancelled	–	(466,215)	0.40
Options forfeited	–	(738,177)	0.40
Expiration of plan	(2,702,790)	–	–
Balance December 31, 2010	1,022,568	7,705,343	0.33
Shares authorized	4,169,644	–	–
Options expired	–	(365,750)	0.37
Balance December 31, 2011	5,192,212	7,339,593	$0.31

As of December 31, 2011, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $147,092 and $123,762, respectively. As of December 31, 2010, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $943,970 and $458,573, respectively. The aggregate intrinsic value of options exercised during the year ended December 31, 2010 was 3,775 and there were no options exercised during the year ended December 31, 2011.

50

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes information about stock options outstanding as of December 31, 2011 and 2010, which are expected to vest, of which a portion were already vested and exercisable:

	December 31, 2011				December 31, 2010
	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value

Outstanding	7,339,593	5.81	$0.31	$147,092	7,705,343	6.10	$0.33	$943,970
Exercisable	6,173,109	5.29	0.30	123,762	5,482,037	5.80	0.29	458,573

The following table summarizes information about all stock options outstanding as of December 31, 2011 and 2010:

	December 31, 2011			December 31, 2010
Exercise Price	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable

$0.10	–	–	–	107,000	0.38	107,000
$0.20	3,577,525	3.96	3,577,525	3,702,525	4.39	3,683,876
$0.25	1,831,348	8.61	846,393	1,831,348	7.82	353,916
$0.40	1,120,220	6.01	1,116,022	1,120,220	7.05	914,917
$0.63	445,000	6.70	437,295	535,000	7.69	370,870
$0.96	365,500	8.14	195,874	409,250	9.26	51,458
	7,339,593		6,173,109	7,705,343		5,482,037

As of December 31, 2011 and 2010, there was $269,225 and $653,207, respectively, of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.70 years and 2.68 years, respectively.

51

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Cash received from option exercises under all share-based payment arrangements for the years ended December 31, 2011 and December 31, 2010, was $0 and $1,000, respectively.

9.	Income Taxes

For the years ended December 31, 2011 and December 31, 2010, the Company incurred no income tax expense.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2011 and 2010 consist of the following:

	2011	2010
Current
Deferred tax assets:
Domestic net operating loss carryforwards	$–	$39,600
Accrued Severance	–	4,900
Deferred Transaction Costs	43,100	–
Deferred Rent	47,400	–
Inventory Reserve	7,000
Less Valuation Allowance	(97,500)	–
Deferred tax assets, current	–	44,500
Deferred tax liabilities:
Deferred rent	–	44,500
Deferred tax asset (liabilities), current	–	44,500
Net current deferred tax asset (liability)	$–	$–

52

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)
	2011	2010
Noncurrent
Deferred tax assets:
Domestic net operating loss carryforwards	$22,025,100	$20,110,800
Charitable contribution carryforwards	1,300	1,500
Start-up costs	266,600	266,600
Organizational costs	1,000	1,000
Share-based compensation	256,100	230,800
Intangible assets	14,900	18,700
Deferred financing costs	618,800	–
Federal income tax credits	2,311,600	2,159,400
Fixed assets	54,300	111,600
Less valuation allowance	(25,549,700)	(22,900,400)
Deferred tax assets, noncurrent	–	–
Deferred tax liabilities:
Fixed assets	–	–
Deferred tax asset (liabilities), noncurrent	–	–
Net deferred tax asset (liability)	$–	$–

As of December 31, 2011, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

As of December 31, 2011, the Company had federal and state net operating loss carryforwards of $56,795,900 and $59,658,800, respectively. These net operating loss carryforwards begin to expire in 2020 and 2015 for federal and state purposes. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. The Company has completed a study to assess whether an ownership change has occurred and has determined that an ownership change occurred during 2009. Additional ownership changes in the future may result in additional limitations in the utilization of the carryforward net operating losses and credits.

53

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The American Recovery and Reinvestment Tax Act of 2010 amended the original election to accelerate AMT and research and development tax credits in lieu of bonus depreciation enacted by the Housing Assistance Tax Act of 2009. The provisions which allowed businesses to refund a portion of their pre-2006 research and development tax credits in lieu of certain accelerated depreciation methods on fixed asset additions was extended for one year to apply to property that was placed in service in 2009. The Company received a refund of $36,039 for the year ended December 31, 2010 as a result of this provision.

Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes for the years ended December 31, 2010 and 2011 as follows:

	Years Ended December 31
	2011		2010
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

United States Federal tax at statutory rate	$(2,310,400)	(34.0)%	$(3,269,800)	(34.0)%
State taxes (net of Federal benefit)	(309,100)	(4.5)	(437,600)	(4.6)
Change in valuation reserves	2,746,800	41.0	3,464,100	36.0
Federal income tax credits	(149,800)	(3.0)	(433,600)	(4.5)
Amortization of debt discount	468,200	9.0	969,400	10.1
Other nondeductible expenses	(454,600)	(8.7)	(471,700)	(4.9)
Other	8,900	0.2	179,200	1.9
Provision for income taxes	$–	0.0%	$–	0.0%

In September 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). The guidance was subsequently codified in ASC 740-10. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

54

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The Company adopted the provisions of ASC 740-10 on January 1, 2007. The ASC 740 liability at December 31, 2010, and December 31, 2011, was zero. It is the Company’s policy to record and classify interest and penalties as income tax expense, although no liability for potential interest or penalties was recorded during the year and no amounts for penalties or interest were accrued at December 31, 2010 or December 31, 2011.

The Company has not, as yet, conducted a study of its research and development credit carryforwards. A study may result in an adjustment to the Company's research and development credit carryforwards; however, until such a study is completed and any adjustment is known, no amounts are being presented as uncertain tax positions under FIN 48. A full valuation allowance has been provided against our research and development credits; and, if an adjustment is required, this adjustment would be offset by a corresponding adjustment to the valuation allowance. Thus, there would be no impact to the balance sheet or statement of operations.

The Company files U.S. and state income tax returns in jurisdictions with varying statutes of limitations. The 2000 through 2011 tax years remain subject to examination by federal and state authorities.

10. 401(k) Plan

The Company provides a qualified 401(k) savings plan for its employees. All employees are eligible to participate, provided they meet the requirements of the plan. While the Company may elect to match employee contributions, no such matching contributions were made through December 31, 2007. Beginning January 1, 2008, the Company began providing a 100% match of employee contributions on the first 3% of a contributing employee’s salary and a 50% match on an additional 2% of salary contributed. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $59,815, $90,464 and $325,306 of expense, respectively, for 401(k) matching contributions.

55

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events

The Company has evaluated subsequent events through the date of this report, March 13, 2012 noting the following:

On January 12, 2012, the Company’s Certificate of Incorporation was amended to increase the number of shares of common stock and series C-1 preferred authorized for future issuance by 576,007 in each case, to a total of 93,983,312 shares and 31,658,388 shares, respectively.

On January 12, 2012 and January 26, 2012, the Company issued two tranches of convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors. Each tranche had an aggregate fair value of $60,000 and included the issuance of 11,518 warrants with terms consistent with the warrant issuance included with the September 2011 convertible notes (See Note 5). The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 7, 2012, the Company issued two separate convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors with aggregate fair values of $75,000 and $100,000, respectively. The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix. As consideration for the exchange of all the outstanding capital stock and convertible promissory notes, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock to Aldagen Holdings, LLC, a North Carolina limited liability company and the Company’s sole equity holder. The number of shares received was determined by dividing the agreed upon value of $16,000,000 by a price per share of Cytomedix common stock of $1.1817.

56

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events (continued)

In addition to the 135,398 shares that Aldagen Holdings, LLC received as of February 8, 2012, the Company also has the right to receive up to an additional 20,309,723 shares of Cytomedix common stock, contingent upon the Company achieving certain milestones related to its ALD-401 Phase 2 clinical trial.

In connection with the acquisition, each outstanding option to acquire shares of the Company’s capital stock was cancelled and, in satisfaction of a closing condition, Cytomedix’s Board of Directors granted options to acquire shares of Cytomedix stock to certain Company employees, officers, directors, and advisors under Cytomedix’s Long-Term Incentive Plan. Furthermore, the 2,214,650 outstanding warrants to acquire shares of the Company’s capital stock were exchanged for warrants to acquire an aggregate of 2,155,596 shares of Cytomedix common stock with an exercise price of $1.42 per share.

57